CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (i) Forms S-3 (No. 333-164414 and 333-146300) and (ii) Form S-8 (No. 333-146298) of Energy Transfer Equity, L.P. of our report dated February 24, 2012, relating to the financial statements of Southern Union Company and subsidiaries, which appears in this Current Report on Form 8-K of Energy Transfer Equity, L.P., dated March 28, 2012.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 6, 2012